EXHIBIT 99.1

Contact:
Adam Dible
216-676-2000

GrafTech Reports Third Quarter 2021 Results
Continued Strength in Market Conditions Supporting Improved Pricing and Profitability

BROOKLYN HEIGHTS, Ohio - November 5, 2021 - GrafTech International Ltd. (NYSE: EAF) (GrafTech or the Company) today announced financial results for the quarter and nine months ended September 30, 2021.

Third Quarter 2021 and Other Highlights
•Net income of $120 million, or $0.45 per share, and net income margin of 35%
•Adjusted EBITDA1 of $172 million, for a 50% adjusted EBITDA margin2
•Sales volume increased 33% compared to the third quarter of 2020
•Reduced debt $100 million and $300 million year-to-date through the third quarter
•Repurchased 4.3 million shares of stock for $46 million
•Board approves $150 million stock repurchase program
CEO Comments
President and Chief Executive Officer David Rintoul commented, “We are pleased with our third quarter results, reflecting strength in market demand and rising graphite electrode prices and solid execution by our team. Our average non-LTA graphite electrode price increased 12% sequentially from the second quarter of 2021. We expect our fourth quarter non-LTA prices to increase an additional 7-9% over the third quarter, with a larger sequential increase in 2022, supported by continued strength in the global steel market.
“During the third quarter, we continued to execute on our commitment to strengthen our balance sheet, reducing our debt by $100 million, for a total debt reduction of $300 million year-to-date. In addition, we returned $46 million of capital to shareholders with the resumption of share repurchases under our previous open market share repurchase authorization, reducing our share count by 4.3 million. Also, our Board of Directors has approved a new $150 million stock repurchase program."

EXHIBIT 99.1
Third Quarter 2021 Financial Performance

(dollars in thousands, except per share amounts)				For the Nine Months Ended September 30,

	Q3 2021	Q2 2021	Q3 2020	2021	2020
Net sales	$347,348	$330,750	$286,987	$982,495	$886,351
Net income	$119,886	$28,165	94,234	246,850	309,278
Earnings per share (EPS)[3]	$0.45	$0.11	$0.35	$0.92	$1.15
Cash flow from operations	$134,256	$86,330	$129,009	343,011	$416,665

Adjusted net income[1]	$119,038	$114,487	$96,109	333,405	$308,344
Adjusted earnings per share[1,3]	$0.45	$0.43	$0.36	1.25	$1.15
Adjusted EBITDA[1]	$172,175	$159,903	$153,105	487,123	$483,408
Adjusted free cash flow[4]	$125,145	$135,907	$122,676	$369,303	$385,977

Net sales for the third quarter of 2021 were $347 million, compared to $287 million in the third quarter of 2020, reflecting 33% higher sales volumes.
Net income in the third quarter of 2021 was $120 million with a net income margin of 35%. Third quarter EPS was $0.45 per share, an increase of $0.10 per share or 29% compared to the prior year period. Adjusted EBITDA1 increased $19 million, or 12% year over year, to $172 million and adjusted EBITDA margin2 was 50%.
In the third quarter, cash flow from operations was $134 million, free cash flow4 was $120 million and adjusted free cash flow4 was $125 million. 73% of adjusted EBITDA1 converted to adjusted free cash flow5 in the third quarter.
Operational and Commercial Update

Key operating metrics				For the Nine Months Ended September 30,

(in thousands, except percentages)	Q3 2021	Q2 2021	Q3 2020	2021	2020
Sales volume (MT) [6]	43	43	33	123	98
Production volume (MT) [7]	39	44	32	119	98
Production capacity excluding St. Marys (MT) [8,9]	48	51	48	150	150
Capacity utilization excluding St. Marys [8,10]	81%	86%	67%	79%	65%
Total production capacity (MT) [9,11]	55	58	55	171	171
Total capacity utilization [10,11]	71%	76%	58%	70%	57%

GrafTech reported strong sales volumes of 43 thousand MT in the third quarter of 2021, consisting of long-term agreement (LTA) volumes of 28 thousand MT at an average approximate price of $9,500 per MT and non-LTA volumes of 15 thousand MT at an average approximate price of $4,600 per MT.
The non-LTA prices for graphite electrodes delivered and recognized in revenue in the third quarter increased 12% over second quarter non-LTA pricing.

EXHIBIT 99.1
In the fourth quarter, we expect our non-LTA price for graphite electrodes delivered and recognized in revenue to be 7-9% higher than in the third quarter of 2021. In 2022, we expect our non-LTA pricing to be significantly higher than the second half of 2021 as market conditions have improved since we last negotiated annual pricing contracts in late 2020.
We also expect some cost increases in the fourth quarter of 2021 and into 2022, driven by recent global cost pressures, particularly for third-party needle coke, energy, and freight.
Production volumes in the third quarter of 2021 increased 22% compared to the third quarter of 2020.
Globally, steel market capacity utilization rates continue to be strong:

	Q3 2021	Q2 2021	Q3 2020
Global (ex-China) capacity utilization rate[12]	74%	75%	60%
U.S. steel market capacity utilization rate[13]	85%	82%	64%

The estimated shipments of graphite electrodes for 2021 have been updated from our prior estimates as follows:

	2021	2022	2023 through 2024
Estimated LTA volume (in thousands of MT)	106-110	95-105	35-45
Estimated LTA revenue (in millions)	$1,000-$1,045	$910-$1,010	$350-$450[14]

Capital Structure and Capital Allocation
As of September 30, 2021, GrafTech had cash and cash equivalents of $87 million and total debt of approximately $1.1 billion. We continue to make progress in reducing our long-term debt, repaying $100 million in the third quarter, for a total debt repayment of $300 million in the first nine months of 2021.
We repurchased 4.3 million shares in the third quarter for approximately $46 million under our existing open market share repurchase authorization.
For the remainder of 2021, we continue to expect our primary use of cash to be debt repayment. Our capital expenditure range expectations are unchanged, between $55 and $65 million. In addition, our Board of Directors has approved a new $150 million open market stock repurchase program. The Company is now authorized to repurchase up to $163 million in shares of the Company’s common stock, inclusive of the $13 million remaining under the prior stock repurchase program as of the end of the third quarter of this year.

EXHIBIT 99.1
Conference Call Information
In connection with this earnings release, you are invited to listen to our earnings call being held on November 5, 2021 at 10:00 a.m. Eastern Daylight Time. The webcast and accompanying slide presentation will be available at www.GrafTech.com, in the Investors section. The earnings call dial-in number is +1 (866) 521-4909 toll-free in the U.S. and Canada or +1 (647) 427-2311 for overseas calls, conference ID: 5644625. A replay of the Conference Call will be available until February 3, 2022 by dialing +1 (800) 585-8367 toll-free in the U.S. and Canada or +1 (416) 621-4642 for overseas calls, conference ID: 5644625. A replay of the webcast will also be available on our website until February 3, 2022, at www.GrafTech.com, in the Investors section. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission (SEC) and other information available at www.GrafTech.com. The information on our website is not part of this release or any report we file or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, a key raw material for graphite electrode manufacturing. This unique position provides competitive advantages in product quality and cost.
________________________

1 A non-GAAP financial measure, see below for more information and a reconciliation of EBITDA, adjusted EBITDA, adjusted net income to net income, and adjusted EPS to EPS, the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP).
2 Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales (Q3 2021 adjusted EBITDA of $172 million/Q3 2021 net sales of $347 million).
3 Earnings per share represents diluted earnings per share. Adjusted earnings per share represents diluted adjusted earnings per share.
4 A non-GAAP financial measure, see below for more information and a reconciliation of adjusted free cash flow and free cash flow to cash flow from operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP.
5 Free cash flow conversion is calculated as free cash flow divided by adjusted EBITDA (Q3 2021 free cash flow of $120 million/Q3 2021 adjusted EBITDA of $172 million). Adjusted free cash flow conversion is calculated as adjusted free cash flow divided by adjusted EBITDA (Q3 2021 adjusted free cash flow of $125 million/Q3 2021 adjusted EBITDA of $172 million).
6 Sales volume reflects only graphite electrodes manufactured by GrafTech.
7 Production volume reflects graphite electrodes we produced during the period.
8 In the first quarter of 2018, our St. Marys, Pennsylvania facility began graphitizing a limited number of electrodes sourced from our Monterrey, Mexico facility.
9 Production capacity reflects expected maximum production volume during the period under normal operating conditions, standard product mix and expected maintenance outage. Actual production may vary.
10 Capacity utilization reflects production volume as a percentage of production capacity.

EXHIBIT 99.1
11 Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; Pamplona, Spain; and St. Marys, Pennsylvania.
12 Source: World Steel Association and Metal Expert.
13 Source: American Iron and Steel Institute.
14 Includes expected termination fees from a few customers that have failed to meet certain obligations under their LTAs.

Special note regarding forward‑looking statements

This news release and related discussions may contain forward-looking statements that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: the ultimate impact that the COVID-19 pandemic has on our business, results of operations, financial condition and cash flows; the cyclical nature of our business and the selling prices of our products may lead to periods of reduced profitability and net losses in the future; the possibility that we may be unable to implement our business strategies, including our ability to secure and maintain longer-term customer contracts, in an effective manner; the risks and uncertainties associated with litigation, arbitration, and like disputes, including the current stockholder litigation and disputes related to contractual commitments; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; pricing for graphite electrodes has historically been cyclical and the price of graphite electrodes may decline in the future; the sensitivity of our business and operating results to economic conditions and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the competitiveness of the graphite electrode industry; our dependence on the supply of petroleum needle coke; our dependence on supplies of raw materials (in addition to petroleum needle coke) and energy; our manufacturing operations are subject to hazards; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period,

EXHIBIT 99.1
including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as the COVID-19 pandemic, political crises or other catastrophic events; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the possibility that we may divest or acquire businesses, which could require significant management attention or disrupt our business; the sensitivity of goodwill on our balance sheet to changes in the market; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; our dependence on protecting our intellectual property; the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the possibility that significant changes in our jurisdictional earnings mix or in the tax laws of those jurisdictions could adversely affect our business; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; the fact that borrowings under certain of our existing financing agreements subject us to interest rate risk; the possibility of a lowering or withdrawal of the ratings assigned to our debt; the possibility that disruptions in the capital and credit markets could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that concentrated ownership of our common stock may prevent minority stockholders from influencing significant corporate decisions; the possibility that we may not pay cash dividends on our common stock in the future; the fact that our stockholders have the right to engage or invest in the same or similar businesses as us; the possibility that the market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets, including by Brookfield Asset Management Inc. and its affiliates; the fact that certain provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws could hinder, delay or prevent a change of control; the fact that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders; and the loss of our status as a “controlled company” within the meaning of the New York Stock Exchange corporate governance standards, which will result in us no longer qualifying for exemptions from certain corporate governance requirements.
These factors should not be construed as exhaustive and should be read in connection with our other cautionary statements, including the Risk Factors sections included in our most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward‑looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Non‑GAAP financial measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted

EXHIBIT 99.1
net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion are non-GAAP financial measures.

We define EBITDA, a non‑GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus income taxes and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any pension and other post-employment benefit (OPEB) plan expenses, adjustments for public offerings and related expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, related party Tax Receivable Agreement adjustments, stock-based compensation, non‑cash fixed asset write‑offs and Change in Control charges that were triggered as a result of the ownership of our largest stockholder falling below 30% of our total outstanding shares. Adjusted EBITDA is the primary metric used by our management and our Board of Directors to establish budgets and operational goals for managing our business and evaluating our performance. For purposes of this section, a "Change in Control" occurred when Brookfield and any affiliates thereof ceased to own stock of the Company that constitutes at least thirty percent (30%) or thirty-five percent (35%), as applicable, of the total fair market value or total voting power of the stock of the Company. Adjusted EBITDA is the primary metric used by our management and our Board of Directors to establish budgets and operational goals for managing our business and evaluating our performance.
We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. Adjusted EBITDA margin is also a non-GAAP financial measure used by our management and our Board of Directors as supplemental information to assess the Company’s operational performance and is calculated as adjusted EBITDA divided by net sales. In addition, we believe adjusted EBITDA, adjusted EBITDA margin and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities. We also monitor the ratio of total debt to trailing twelve month adjusted EBITDA, because we believe it is a useful and widely used way to assess our leverage.

Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;
•adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

EXHIBIT 99.1
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•adjusted EBITDA does not reflect expenses relating to our pension and OPEB plans;
•adjusted EBITDA does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;
•adjusted EBITDA does not reflect public offerings and related expenses;
•adjusted EBITDA does not reflect related party Tax Receivable Agreement adjustments;
•adjusted EBITDA does not reflect stock-based compensation or the non‑cash write‑off of fixed assets;
•adjusted EBITDA does not reflect the Change in Control1 charges; and
•other companies, including companies in our industry, may calculate EBITDA, adjusted EBITDA and adjusted EBITDA margin differently, which reduces its usefulness as a comparative measure.

We define adjusted net income, a non‑GAAP financial measure, as net income or loss and excluding the items used to calculate adjusted EBITDA, less the tax effect of those adjustments. We define adjusted EPS, a non‑GAAP financial measure, as adjusted net income divided by the weighted average of diluted common shares outstanding during the period. We believe adjusted net income and adjusted EPS are useful to present to investors because we believe that they assist investors’ understanding of the underlying operational profitability of the Company.

Free cash flow and adjusted free cash flow, non-GAAP financial measures, are metrics used by our management and our Board of Directors to analyze cash flows generated from operations. We define free cash flow as net cash provided by operating activities less capital expenditures. We define adjusted free cash flow as free cash flow adjusted by the Change in Control charges that were triggered as a result of the ownership of our largest stockholder falling below 30% of our total outstanding shares. We believe these free cash flow metrics are useful to present to investors because we believe that they facilitate comparison of the Company’s performance with its competitors. Free cash flow conversion and adjusted free cash flow conversion are also non-GAAP financial measures used by our management and our Board of Directors as supplemental information to evaluate the Company’s ability to convert earnings from our operational performance to cash. We calculate free cash flow conversion as free cash flow divided by adjusted EBITDA and adjusted free cash flow conversion as adjusted free cash flow divided by adjusted EBITDA.

In evaluating EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliation presented below, other than the Change in Control1 charges. Our presentations of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider

EXHIBIT 99.1
EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted EPS, free cash flow, adjusted free cash flow, free cash flow conversion and adjusted free cash flow conversion alongside other measures of financial performance and liquidity, including our net income (loss), EPS and cash flow from operating activities, respectively, and other GAAP measures.

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	As of September 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$86,656	$145,442
Accounts and notes receivable, net of allowance for doubtful accounts of $8,024 as of September 30, 2021 and $8,243 as of December 31, 2020	183,562	182,647
Inventories	269,709	265,964
Prepaid expenses and other current assets	64,595	35,114
Total current assets	604,522	629,167
Property, plant and equipment	807,532	784,902
Less: accumulated depreciation	308,029	278,685
Net property, plant and equipment	499,503	506,217
Deferred income taxes	32,944	32,551
Goodwill	171,117	171,117
Other assets	85,060	93,660
Total assets	$1,393,146	$1,432,712
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$105,177	$70,989
Short-term debt	128	131
Accrued income and other taxes	54,503	48,720
Other accrued liabilities	81,661	56,501
Related party payable - tax receivable agreement	3,922	21,752
Total current liabilities	245,391	198,093

Long-term debt	1,127,412	1,420,000
Other long-term obligations	71,552	81,478
Deferred income taxes	44,316	43,428
Related party payable - tax receivable agreement long-term	15,176	19,098
Stockholders’ equity:
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 263,586,828 shares issued and outstanding as of September 30, 2021 and 267,188,547 as of December 31, 2020	2,636	2,672
Additional paid-in capital	761,748	758,354
Accumulated other comprehensive loss	(5,774)	(19,641)
Accumulated deficit	(869,311)	(1,070,770)
Total stockholders’ deficit	(110,701)	(329,385)

Total liabilities and stockholders’ equity	$1,393,146	$1,432,712

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
Unaudited

	For the Three Months ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales	$347,348	$286,987	$982,495	$886,351
Cost of sales	170,286	131,862	518,549	401,379
Gross profit	177,062	155,125	463,946	484,972
Research and development	983	650	2,970	2,072
Selling and administrative expenses	19,006	19,062	114,942	49,995
Operating profit	157,073	135,413	346,034	432,905

Other (income) expense, net	(364)	694	(361)	(2,309)
Related party Tax Receivable Agreement expense (benefit)	—	—	47	(3,346)
Interest expense	16,048	22,474	54,209	69,026
Interest income	(417)	(93)	(653)	(1,582)
Income before provision for income taxes	141,806	112,338	292,792	371,116
Provision for income taxes	21,920	18,104	45,942	61,838
Net income	$119,886	$94,234	$246,850	$309,278

Basic income per common share:
Net income per share	$0.45	$0.35	$0.92	$1.15
Weighted average common shares outstanding	267,106,109	267,265,705	267,327,888	267,908,427
Diluted income per common share:
Income per share	$0.45	$0.35	$0.92	$1.15
Weighted average common shares outstanding	267,178,963	267,279,555	267,441,394	267,920,890

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
Unaudited

	For the Three Months ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flow from operating activities:
Net income	$119,886	$94,234	$246,850	$309,278
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	15,584	16,241	48,415	45,074
Related party Tax Receivable Agreement expense (benefit)	—	—	47	(3,346)
Deferred income tax provision	(1,985)	2,247	(6,180)	16,237
Stock- based compensation	262	763	16,293	1,887
Interest expense	2,551	1,587	9,750	4,768
Other charges, net	3,430	1,732	6,784	448
Net change in working capital*	(3,260)	23,155	47,174	85,098
Change in related-party Tax Receivable Agreement	—	—	(21,799)	(27,857)
Change in long-term assets and liabilities	(2,212)	(10,950)	(4,323)	(14,922)
Net cash provided by operating activities	134,256	129,009	343,011	416,665
Cash flow from investing activities:
Capital expenditures	(14,374)	(6,333)	(40,426)	(30,688)
Proceeds from the sale of assets	137	13	356	78
Net cash used in investing activities	(14,237)	(6,320)	(40,070)	(30,610)
Cash flow from financing activities:
Debt issuance and modification costs	(25)	—	(3,109)	—
Repurchase of common stock - non-related party	(42,378)	—	(42,378)	(30,099)
Payment of tax withholdings related to net share settlement of equity awards	—	—	(4,074)	(71)
Principal repayments on long-term debt	(100,000)	(149,186)	(300,000)	(249,214)
Dividends paid to non-related party	(2,028)	(948)	(5,446)	(7,553)
Dividends paid to related party	(640)	(1,724)	(2,567)	(20,650)
Other	(1,155)	—	(3,264)	—
Net cash used in financing activities	(146,226)	(151,858)	(360,838)	(307,587)
Net change in cash and cash equivalents	(26,207)	(29,169)	(57,897)	78,468
Effect of exchange rate changes on cash and cash equivalents	(1,268)	354	(889)	(562)
Cash and cash equivalents at beginning of period	114,131	187,656	145,442	80,935
Cash and cash equivalents at end of period	$86,656	$158,841	$86,656	$158,841

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$(12,760)	$19,695	$(3,455)	$78,408
Inventories	(15,069)	13,295	(7,246)	10,371
Prepaid expenses and other current assets	(5,593)	(695)	(17,664)	5,437
Income taxes payable	15,390	(9,063)	(2,371)	16,032
Accounts payable and accruals	9,000	(59)	71,748	(25,078)
Interest payable	5,772	(18)	6,162	(72)
Net change in working capital	$(3,260)	$23,155	$47,174	$85,098

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Adjusted net income
				For the Nine Months Ended September 30,
	Q3 2021	Q2 2021	Q3 2020	2021	2020

Net income	$119,886	$28,165	$94,234	$246,850	$309,278
Adjustments, pre-tax:
Pension and OPEB plan expenses (1)	434	430	583	1,295	1,666
Public offerings and related expenses (2)	—	241	—	663	4
Non-cash gains and losses on foreign currency remeasurement (3)	(1,542)	2,255	798	365	(441)
Stock-based compensation (4)	262	550	764	1,580	1,891
Non-cash fixed asset write-off (5)	—	313	—	313	—
Related party Tax Receivable Agreement adjustment (6)	—	—	—	47	(3,346)
Change in control LTIP award (7)	—	73,384	—	73,384	—
Change in control stock-based compensation acceleration (7)	—	14,713	—	14,713	—
Total non-GAAP adjustments pre-tax	(846)	91,886	2,145	92,360	(226)
Income tax impact on non-GAAP adjustments	2	5,564	270	5,805	708
Adjusted net income	$119,038	$114,487	$96,109	$333,405	$308,344
(1)Service and interest cost of our OPEB plans. Also includes a mark-to-market loss (gain) for plan assets as of December of each year.
(2)Legal, accounting, printing and registration fees associated with public offerings and related expenses.
(3)Non-cash gains and losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding.

EXHIBIT 99.1

NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Adjusted EPS
				For the Nine Months Ended September 30,
	Q3 2021	Q2 2021	Q3 2020	2021	2020

EPS	$0.45	$0.11	$0.35	$0.92	$1.15
Adjustments per share:
Pension and OPEB plan expenses (1)	—	—	—	—	0.01
Public offerings and related expenses (2)	—	—	—	—	—
Non-cash gains and losses on foreign currency remeasurement (3)	—	0.01	0.01	—	—
Stock-based compensation (4)	—	—	—	0.02	0.01
Non-cash fixed asset write-off (5)	—	—	—	—	—
Related party Tax Receivable Agreement adjustment (6)	—	—	—	—	(0.02)
Change in control LTIP award (7)	—	0.27	—	0.27	—
Change in control stock-based compensation acceleration (7)	—	0.06	—	0.06	—
Total non-GAAP adjustments pre-tax per share	—	0.34	0.01	0.35	—
Income tax impact on non-GAAP adjustments per share	—	0.02	—	0.02	—
Adjusted EPS	$0.45	$0.43	$0.36	$1.25	$1.15
(1)Service and interest cost of our OPEB plans. Also includes a mark-to-market loss (gain) for plan assets as of December of each year.
(2)Legal, accounting, printing and registration fees associated with public offerings and related expenses.
(3)Non-cash gains and losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest shareholder, Brookfield, moving below 30% of our total shares outstanding.

EXHIBIT 99.1

NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Adjusted EBITDA
				For the Nine Months Ended September 30,
	Q3 2021	Q2 2021	Q3 2020	2021	2020

Net income	$119,886	$28,165	$94,234	$246,850	$309,278
Add:
Depreciation and amortization	15,584	16,292	16,241	48,415	45,074
Interest expense	16,048	15,994	22,474	54,209	69,026
Interest income	(417)	(199)	(93)	(653)	(1,582)
Income taxes	21,920	7,765	18,104	45,942	61,838
EBITDA	$173,021	$68,017	$150,960	$394,763	$483,634
Adjustments:
Pension and OPEB plan expenses (1)	434	430	583	1,295	1,666
Public offerings and related expenses (2)	—	241	—	663	4
Non-cash gains and losses on foreign currency remeasurement (3)	(1,542)	2,255	798	365	(441)
Stock-based compensation (4)	262	550	764	1,580	1,891
Non-cash fixed asset write-off (5)	—	313	—	313	—
Related party Tax Receivable Agreement adjustment (6)	—	—	—	47	(3,346)
Change in control LTIP award (7)	—	73,384	—	73,384	—
Change in control stock-based compensation acceleration (7)	—	14,713	—	14,713	—
Adjusted EBITDA	$172,175	$159,903	$153,105	$487,123	$483,408
(1)Service and interest cost of our OPEB plans. Also includes a mark-to-market loss (gain) for plan assets as of December of each year.
(2)Legal, accounting, printing and registration fees associated with public offerings and related expenses.
(3)Non-cash gains and losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash fixed asset write-off recorded for obsolete assets.
(6)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(7)In the second quarter of 2021, we incurred Change in Control charges as a result of the ownership of our largest shareholder, Brookfield, moving below 30% of our total shares outstanding.

EXHIBIT 99.1
NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non-GAAP key financial measures to the most directly comparable GAAP measures:

Reconciliation to Free Cash Flow and Adjusted Free Cash Flow
				For the Nine Months Ended September 30,
(in thousands)	Q3 2021	Q2 2021	Q3 2020	2021	2020

Net cash provided by operating activities	$134,256	$86,330	$129,009	$343,011	$416,665
Capital expenditures	(14,374)	(11,878)	(6,333)	(40,426)	(30,688)
Free cash flow	119,882	74,452	122,676	302,585	385,977

Change in control payment (1)	5,263	61,455	—	66,718	—
Adjusted free cash flow	$125,145	$135,907	$122,676	$369,303	$385,977

(1)In the second quarter of 2021, we incurred pre-tax Change in Control charges of $88 million as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding. Of the $88 million in pre-tax Change in Control charges, $73 million are cash and $15 million are non-cash. $61 million of the cash charges were paid in the second quarter of 2021 and $5 million of the cash charges were paid in the third quarter of 2021; the additional $7 million will be paid in subsequent quarters, as a result of the timing of related payroll tax payments.